EX-99.A

EXHIBIT A

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Rocket Fuel Inc. is filed on behalf of each of us.

Dated:  February 14, 2014

MDV IX, L.P.		NINTH MDV PARTNERS, L.L.C.

By:	Ninth MDV Partners, L.L.C.,	By:	/s/ Jonathan Feiber
	its General Partner		Name: Jonathan Feiber
Title: Managing Member
By:	/s/ Jonathan Feiber
Name: Jonathan Feiber
Title: Managing Member

	/s/ Jonathan Feiber		/s/ William Ericson
	Jonathan Feiber		William Ericson